Exhibit 99.1

Kraton Corporation Announces Proposed Private Offering of $400 Million
in Aggregate Principal Amount of Senior Notes Due 2025

HOUSTON, March 15, 2017 - Kraton Corporation (NYSE: KRA) (“Kraton”) announced today that Kraton Polymers LLC and Kraton Polymers Capital Corporation, its wholly-owned subsidiaries (together, the “Issuers”), intend to offer $400 million in aggregate principal amount of senior notes due 2025 (the “Notes”), subject to market and customary conditions. The Notes will be general unsecured obligations of Kraton Polymers LLC and Kraton Polymers Capital Corporation, and will be guaranteed by Kraton and each of the Issuers’ wholly-owned domestic subsidiaries that guarantee Kraton’s existing senior secured term loan facility, existing senior secured asset backed loan facility and existing 10.500% senior notes due 2023.

Kraton intends to use the net proceeds from the offering to repay a portion of the outstanding borrowings under its existing senior secured term loan facility.

The Notes will be offered, and sold, to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States pursuant to Regulation S under the Securities Act. The offer and sale of the Notes, and related guarantees, have not been, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

This press release does not constitute an offer to sell or the solicitation of an offer to purchase any of the foregoing securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation, sale or purchase would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

FORWARD LOOKING STATEMENTS

Some of the statements in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release includes forward-looking statements that reflect our plans, beliefs, expectations, and current views with respect to, among other things, future events and financial performance. Forward-looking statements are often characterized by the use of words such as “outlook,” “believes,” “target,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans,” “on track,” or “anticipates,” or by discussions of strategy, plans or intentions.

All forward-looking statements in this press release, including statements regarding completion of the offering of the Notes, are made based on management's current expectations and estimates, which involve known and unknown risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. These risks and uncertainties are more fully described in our latest Annual Report on Form 10-K, including but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in our other filings with the Securities and Exchange Commission, and include, but are not limited to, risks related to: Kraton’s intention to offer the Notes; Kraton’s financing plans and use of proceeds of the proposed offering; the integration of Arizona Chemical (now, AZ Chem Holdings LP); Kraton’s ability to repay its indebtedness and risks associated with incurring additional indebtedness; Kraton's reliance on third parties for the provision of significant operating and other services; conditions in, and risks associated with operating in, the global economy and capital markets; fluctuations in raw material costs; limitations in the availability of raw materials; competition in Kraton’s end-use markets; and other factors of which we are currently unaware or deem immaterial. Readers are cautioned not to place undue reliance on our forward-looking statements. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update such information in light of new information or future events.

For Further Information:
H. Gene Shiels 281-504-4886